UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2013

TRONOX LIMITED

Exact name of registrant as specified in its charter)

Western Australia, Australia	1-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza

263 Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901

(Address of principal executive offices, including Zip Code)

(203) 705-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 17, 2013 (the “Issuance Date”), Tronox Finance LLC, a subsidiary of Tronox Limited (“Tronox”), issued $899,545,000 in aggregate principal amount of its 6.375% Senior Notes due 2020 (the “New Notes”) in exchange for its then existing $899,545,000 in aggregate principal amount of its 6.375% Senior Notes due 2020 (the “Existing Notes” and together with the New Notes, the “Notes”). The Notes are guaranteed by Tronox and certain of its subsidiaries. As of the date hereof, there are $899,545,000 in aggregate principal amount of New Notes outstanding and $445,000 in aggregate principal amount of the Existing Notes outstanding. Because, the Existing Notes where not exchanged on or before September 14, 2013, additional interest on the Existing Notes accrued at a rate of 0.25% per annum from such date to the Issuance Date (the “Additional Interest”). The Additional Interest will be paid on the Notes on February 15, 2014 to holders of record of such Notes on February 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2013

TRONOX LIMITED

By:	Michael J. Foster
Michael J. Foster
Senior Vice President – General Counsel and Secretary

3